UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): December 23, 2013

                               CEL-SCI CORPORATION
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             (Exact name of Registrant as specified in its charter)



      Colorado                        01-11889                  84-0916344
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(State or other jurisdiction   (Commission File No.)        (IRS Employer
of incorporation)                                            Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460


                                      N/A
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         (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17
   CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 1.01 Entry into a Material Definitive Agreement.

     On December  19,  2013,  CEL-SCI  Corporation  (the  "Company"),  Laidlaw &
Company (UK) Ltd. and Dawson James Securities, Inc. (the "Underwriters"), entered into an underwriting agreement (the "Underwriting Agreement") to issue and sell 4,761,905 shares of the Company's common stock, as well as warrants to purchase an additional 4,761,905 shares of common stock. Each share of common stock is being sold together with a warrant to purchase one share for the combined purchase price of $0.63, minus underwriting discounts and commissions. The Company granted the Underwriters an option to purchase up to 476,195 additional shares of common stock and/or warrants to purchase up to 476,195 additional shares of common stock, for the combined purchase price of $0.63 for one share and one warrant, minus underwriting discounts and commissions, or the separate purchase prices per share or warrant, as applicable, set forth in the Underwriting Agreement. The option was exercisable, in whole or in part, for a period of 45 days after December 19, 2013.

     On December 23, 2013, the Underwriters exercised their over-allotment option to purchase shares of common stock and 476,190 warrants. The Offering of the 5,238,095 shares and the 5,238,095 warrants, which includes the 476,190 shares and warrants sold as a result of the exercise of the Underwriter's over-allotment option, closed on December 24, 2013. The net proceeds to the Company from the sale of the shares, warrants and over-allotment shares and warrants was approximately $2,989,000, after deducting the underwriting discount.

     The shares and warrants were offered and sold pursuant to the Company's existing shelf registration statement on Form S-3 (333-186103) that was declared effective by the Securities and Exchange Commission on February 28, 2013, a Prospectus dated December 17, 2013 and a Prospectus Supplement dated December 19, 2013. The opinion of the Company's counsel regarding the validity of the warrants sold by the Company as a result of the exercise of the over-allotment option is filed herewith as Exhibit 5.

     The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which was filed as Exhibit 1 to the Company's Report on Form 8-K dated December 19, 2013, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this report:

5.   Opinion of Hart & Hart, LLC.

23   Consent of Hart & Hart, LLC.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 24, 2013

                                      CEL-SCI CORPORATION

                                      By:/s/ Geert Kersten
                                         ---------------------------------
                                         Geert Kersten, Chief Executive Officer



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